EXHIBIT 99.1
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FOR IMMEDIATE RELEASE                                 CONTACT: Jodi Wright
Monday, June 19, 2006                                          317-266-0100

                       EMMIS COMMUNICATIONS CORPORATION
            SPECIAL COMMITTEE RETAINS LEGAL AND FINANCIAL ADVISORS
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INDIANAPOLIS, IN, JUNE 19, 2006 - Emmis  Communications  Corporation  (NASDAQ:
EMMS) today announced that the Special Committee of its Board of Directors has retained Davis Polk & Wardwell as its legal counsel, Barnes & Thornburg LLP as its Indiana legal counsel and Morgan Stanley & Co. Incorporated and Lazard Freres & Co. LLC as its financial advisors in connection with the previously announced proposal received by the Board of Directors on May 8, 2006 from ECC Acquisition, Inc., an Indiana corporation wholly-owned by Jeffrey H. Smulyan, the Chairman, Chief Executive Officer and controlling shareholder of Emmis, to acquire the outstanding publicly held shares of Emmis for $15.25 per share in cash. No timetable has been set by Emmis or the Special Committee to respond to the proposal.

There can be no assurance that any agreement will be executed or that the proposed transaction or any other transaction will be approved or completed. If and when the parties reach a definitive agreement with respect to the proposal, the parties will file appropriate materials with the Securities and Exchange Commission and mail such materials to Emmis shareholders. If any such materials are filed by Emmis, shareholders and other interested parties should read them when they become available because they will contain important information. Emmis' shareholders will be able to obtain such documents free of charge at the SEC's web site (www.sec.gov) or from Emmis at One Emmis Plaza, 40 Monument Circle, Suite 700, Indianapolis, Indiana 46204, Attn: Scott Enright.

EMMIS COMMUNICATIONS - GREAT MEDIA, GREAT PEOPLE, GREAT SERVICE(R)

Emmis Communications is an Indianapolis based diversified media firm with radio broadcasting, television broadcasting and magazine publishing operations. Emmis owns 22 FM and 2 AM domestic radio stations serving the nation's largest markets of New York, Los Angeles and Chicago as well as St. Louis, Austin, Indianapolis and Terre Haute, Ind. In addition, Emmis owns a radio network, international radio interests, two television stations, award winning regional and specialty magazines, and ancillary businesses in broadcast sales and publishing. Earlier this month, the company announced that it had agreed to sell Phoenix radio station KKFR-FM, subject to FCC and other regulatory approvals. In May 2005, Emmis announced its intent to seek strategic alternatives for its 16 television stations, and the Company has sold or announced signed definitive agreements to sell 14 of them.

NOTE: STATEMENTS IN THIS RELEASE REPRESENT THE PARTIES' CURRENT INTENTIONS, PLANS, EXPECTATIONS AND BELIEFS AND INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL EVENTS TO DIFFER MATERIALLY FROM THE EVENTS DESCRIBED IN THIS RELEASE, INCLUDING RISKS OR UNCERTAINTIES RELATED TO THE SUCCESS OF THE NEGOTIATIONS WITH THE SPECIAL COMMITTEE AND WHETHER THE MERGER WILL BE COMPLETED, AS WELL AS CHANGES IN GENERAL ECONOMIC CONDITIONS, STOCK MARKET TRADING CONDITIONS, TAX LAW REQUIREMENTS OR GOVERNMENT REGULATION, AND CHANGES IN THE BROADBAND COMMUNICATIONS INDUSTRY OR THE BUSINESS OR PROSPECTS OF EMMIS. THE READER IS CAUTIONED THAT THESE FACTORS, AS WELL AS OTHER FACTORS DESCRIBED OR TO BE DESCRIBED IN SEC FILINGS WITH RESPECT TO THE TRANSACTION, ARE AMONG THE FACTORS THAT COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THE CURRENT EXPECTATIONS DESCRIBED HEREIN. NO AGREEMENT, ARRANGEMENT OR UNDERSTANDING WITH RESPECT TO THE ACQUISITION OF THE STOCK OF EMMIS DESCRIBED ABOVE SHALL BE CREATED (OR DEEMED CREATED FOR ANY PURPOSE) UNTIL SUCH TIME AS DEFINITIVE DOCUMENTATION PROVIDING FOR ANY SUCH AGREEMENT, ARRANGEMENT, OR UNDERSTANDING HAS BEEN APPROVED BY THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS OF EMMIS AND THEREAFTER EXECUTED AND DELIVERED BY EMMIS AND ALL OTHER RELEVANT PERSONS. CERTAIN STATEMENTS INCLUDED IN THIS RELEASE WHICH ARE NOT STATEMENTS OF HISTORICAL FACT, INCLUDING BUT NOT LIMITED TO THOSE IDENTIFIED WITH THE WORDS "EXPECT," "WILL" OR "LOOK" ARE INTENDED TO BE, AND ARE, BY THIS NOTE, IDENTIFIED AS "FORWARD-LOOKING STATEMENTS," AS DEFINED IN THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED. SUCH STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF EMMIS TO BE

MATERIALLY DIFFERENT FROM ANY FUTURE RESULT, PERFORMANCE OR ACHIEVEMENT EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENT. SUCH FACTORS INCLUDE, AMONG OTHERS:

    o    GENERAL ECONOMIC AND BUSINESS  CONDITIONS;

    o FLUCTUATIONS IN THE DEMAND FOR ADVERTISING AND DEMAND FOR DIFFERENT TYPES OF ADVERTISING MEDIA;

    o    OUR ABILITY TO SERVICE OUR OUTSTANDING DEBT;

    o    INCREASED COMPETITION IN OUR MARKETS AND THE BROADCASTING INDUSTRY;

    o OUR ABILITY TO ATTRACT AND SECURE PROGRAMMING, ON-AIR TALENT, WRITERS AND PHOTOGRAPHERS;

    o INABILITY TO OBTAIN (OR TO OBTAIN TIMELY) NECESSARY APPROVALS FOR PURCHASE OR SALE TRANSACTIONS OR TO COMPLETE THE TRANSACTIONS FOR OTHER REASONS GENERALLY BEYOND OUR CONTROL;

    o    PURCHASER'S   OFFER  TO  PURCHASE   BEING   TERMINATED   OR  MODIFIED
         MATERIALLY;

    o    INCREASES IN THE COSTS OF PROGRAMMING, INCLUDING ON-AIR TALENT;

    o    INABILITY TO GROW THROUGH SUITABLE  ACQUISITIONS;

    o NEW OR CHANGING REGULATIONS OF THE FEDERAL COMMUNICATIONS COMMISSION OR OTHER GOVERNMENTAL AGENCIES;

    o    COMPETITION FROM NEW OR DIFFERENT  TECHNOLOGIES;

    o WAR, TERRORIST ACTS OR POLITICAL INSTABILITY; AND OTHER FACTORS MENTIONED IN DOCUMENTS FILED BY EMMIS WITH THE SECURITIES AND EXCHANGE COMMISSION.



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